IndyMac INDX Mortgage Loan Trust 2007-FLX1




                               Final Term Sheet



                          [IndyMac Bank, F.S.B. LOGO]



                          $398,989,300 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                         Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.


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
                                       FREE WRITING PROSPECTUS DATED January 30, 2007

                                         IndyMac INDX Mortgage Loan Trust 2007-FLX1

                Distributions are payable monthly on the 25th day of each month, beginning February 26, 2007

                 The issuing entity will issue certificates, including the followingclasses of certificates:
------------------- --------------------------- ---------------- --------------- ------------------------- ----------------
                    Initial Class               Pass-Through                     Initial Class             Pass-Through
Class               Certificate Balance (1)     Rate (2)         Class           Certificate Balance (1)   Rate (2)
------------------- --------------------------- ---------------- --------------- ------------------------- ----------------
Class A-1           $        155,024,000        Floating         Class M-1       $       4,812,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
Class A-2           $        76,199,000         Floating         Class M-2       $       4,812,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
Class A-3           $        96,890,000         Floating         Class M-3       $       2,005,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
Class A-4           $        10,766,000         Floating         Class M-4       $       2,005,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
Class A-5           $        37,654,000         Floating         Class M-5       $       2,005,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
Class R             $        100                N/A              Class M-6       $       2,005,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
Class RC            $        100                N/A              Class M-7       $       2,005,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
Class RX            $        100                N/A              Class M-8       $       2,807,000         Floating
------------------- --------------------------- ---------------- --------------- ------- ----------------- ----------------
(1)   This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   The pass-through rate for each class of offered certificates (other than with respect to the Class R, Class RC and
      Class RX Certificates) is calculated as described in this free writing prospectus under "Summary" and is based on the one-month LIBOR index.



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

                                    Summary

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-FLX1, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN07F1, and its telephone number is (714) 247-6000.

The Swap Counterparty

Barclays Bank PLC, a public limited company. The registered head office of the Swap Counterparty is located in London, U.K.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of January 1, 2007 among the seller, the servicer, the depositor, the trustee and the supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, January 1, 2007.

Closing Date

On or about January 31, 2007.

The Mortgage Loans:

The mortgage pool will consist primarily of 30-year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties. The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on the one-year LIBOR index.

The percentages of the aggregate stated principal balance of the mortgage loans as of the cut-off date

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for the various fixed rate periods are expected to be approximately as follows:

                                           Percent of
                                          Cut-off Date
                      Fixed Rate         Pool Principal
                   Period (months)           Balance
              ------------------------- ------------------
                          36                 9.17%
                          60                74.24%
                          84                16.60%


The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that the mortgage loans in the issuing entity will have the following characteristics:

   Aggregate Stated
     Principal Balance................$400,994,405

   Geographic
     Concentrations in
     excess of 10%:
     California.............................66.65%

   Weighted Average
     Original LTV Ratio.....................72.61%

   Weighted Average
     Mortgage Rate..........................6.957%

   Range of Mortgage Rates........5.000% to 8.625%

   Average Current
     Principal Balance....................$401,396

   Range of
     Current Principal
     Balances................$29,100 to $1,506,191

   Weighted Average
     Remaining Term to
     Maturity...........................358 months

   Weighted Average FICO
     Credit Score..............................713

   Weighted Average Gross
     Margin.................................2.757%

   Weighted Average
     Maximum Mortgage
     Rate..................................12.049%

   Weighted Average
     Minimum Mortgage
     Rate...................................2.757%

   Range of Months to Next
     Mortgage Rate
     Adjustment...........................30 to 84

   Range of Months to Next
     Payment Adjustment...................31 to 85

   Negative Amortization
     Limit
        110% ...............................35.90%
        115% ...............................64.10%



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

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                 Initial
                                  Class
                               Certificate                                                  Initial Rating
            Class              Balance (1)         Principal Type        Interest Type     Moody's/S&P (2)
---------------------------- ---------------- ----------------------- ------------------ -------------------
 Offered Certificates
 A-1.......................    $155,024,000      Senior/Super Senior     Floating Rate         Aaa/AAA
 A-2.......................     $76,199,000      Senior/Super Senior     Floating Rate         Aaa/AAA
 A-3.......................     $96,890,000      Senior/Super Senior     Floating Rate         Aaa/AAA
 A-4.......................     $10,766,000      Senior/Super Senior     Floating Rate         Aaa/AAA
 A-5.......................     $37,654,000        Senior/Support        Floating Rate         Aaa/AAA
 R.........................            $100     Senior/REMIC Residual         N/A               NR/AAA
 RC........................            $100     Senior/REMIC Residual         N/A               NR/AAA
 RX........................            $100     Senior/REMIC Residual         N/A               NR/AAA
 M-1.......................      $4,812,000          Subordinate         Floating Rate         Aa1/AA+
 M-2.......................      $4,812,000          Subordinate         Floating Rate          Aa1/AA
 M-3.......................      $2,005,000          Subordinate         Floating Rate         Aa2/AA-
 M-4.......................      $2,005,000          Subordinate         Floating Rate         Aa2-/A+
 M-5.......................      $2,005,000          Subordinate         Floating Rate         Aa3-/A-
 M-6.......................      $2,005,000          Subordinate         Floating Rate         A1/BBB+
 M-7.......................      $2,005,000          Subordinate         Floating Rate          A2/NR
 M-8.......................      $2,807,000          Subordinate         Floating Rate         Baa2/NR

 Non-Offered Certificates  (3)
 C.........................        N/A                   N/A

-------------
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned not lower than the indicated
      ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's
      Investors Service Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities.
      These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class C Certificates are not offered by this free writing prospectus. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. The Class C Certificates will also be entitled to any prepayment charges collected on the mortgage loans. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

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

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The certificates also will have the following characteristics:


                         Initial        Pass-Through Rate
                                      Before and Including    Pass-Through Rate
                         Initial               the                After the                                      Interest
                      Pass-Through          Optional               Optional                                       Accrual
       Class            Rate (1)      Termination Date (2)   Termination Date (3)   Interest Accrual Period      Convention
--------------------- ------------  ----------------------- ----------------------  -----------------------  -----------------
 Offered
 Certificates
 A-1..............        5.42%         LIBOR + 0.100%(4)     LIBOR + 0.200%(4)               (5)              Actual/360 (6)
 A-2..............        5.50%         LIBOR + 0.180%(4)     LIBOR + 0.360%(4)               (5)              Actual/360 (6)
 A-3..............        5.57%         LIBOR + 0.250%(4)     LIBOR + 0.500%(4)               (5)              Actual/360 (6)
 A-4..............        5.59%         LIBOR + 0.270%(4)     LIBOR + 0.540%(4)               (5)              Actual/360 (6)
 A-5..............        5.58%         LIBOR + 0.260%(4)     LIBOR + 0.520%(4)               (5)              Actual/360 (6)
 R................         N/A                 N/A                   N/A                      N/A                   N/A
 RC...............         N/A                 N/A                   N/A                      N/A                   N/A
 RX...............         N/A                 N/A                   N/A                      N/A                   N/A
 M-1..............        5.68%         LIBOR + 0.360%(4)     LIBOR + 0.540%(4)               (5)              Actual/360 (6)
 M-2..............        5.70%         LIBOR + 0.380%(4)     LIBOR + 0.570%(4)               (5)              Actual/360 (6)
 M-3..............        5.72%         LIBOR + 0.400%(4)     LIBOR + 0.600%(4)               (5)              Actual/360 (6)
 M-4..............        5.78%         LIBOR + 0.460%(4)     LIBOR + 0.690%(4)               (5)              Actual/360 (6)
 M-5..............        5.89%         LIBOR + 0.570%(4)     LIBOR + 0.855%(4)               (5)              Actual/360 (6)
 M-6..............        6.42%         LIBOR + 1.100%(4)     LIBOR + 1.650%(4)               (5)              Actual/360 (6)
 M-7..............        6.57%         LIBOR + 1.250%(4)     LIBOR + 1.875%(4)               (5)              Actual/360 (6)
 M-8..............        6.57%         LIBOR + 1.250%(4)     LIBOR + 1.875%(4)               (5)              Actual/360 (6)

 Non-Offered
 Certificates (7)
 C................         N/A                 N/A                  N/A(7)                    (7)                   N/A

 -------------------
(1)   Reflects the expected pass-through rate as of the closing date.

(2)   Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.

(3)   Reflects the pass-through rate calculation if the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.

(4)   The pass-through rates on the LIBOR Certificates adjust monthly based on the level of one-month LIBOR, subject to the net rate cap.

(5)   The interest accrual period for any distribution date will be the period beginning on the preceding distribution date
      (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(6)   Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(7)   The Class C Certificates will not accrue any interest.


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

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                                      15

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   Designation              Class of Certificates
-----------------  ----------------------------------------
     Senior        Class A-1, Class A-2, Class A-3, Class
  Certificates:    A-4, Class A-5 and Class R, Class RC
                   and Class RX Certificates

  Subordinated     Class M-1, Class M-2, Class M-3,
  Certificates:    Class M-4, Class M-5, Class M-6, Class
                   M-7 and Class M-8 Certificates

      LIBOR        Senior and Subordinated Certificates
  Certificates:    (other than the Class R, Class RC and
                   Class RX Certificates)

     Offered       Senior and Subordinated Certificates
  Certificates:

    Residual       Class R, Class RC and Class RX
  Certificates     Certificates

   Non-offered     Class C Certificates
  Certificates:

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates. The Class C Certificates will also be entitled to receive prepayment charges paid by borrowers upon certain full or partial prepayment of the mortgage loans, to the extent the issuing entity is entitled to those prepayment charges. These amounts will not be available for distribution to other classes of certificates. The Class C Certificates are not offered by this free writing prospectus.

Effect of negative amortization. If an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment that the borrower elects to pay for that mortgage loan, the amount of that excess will be added to the outstanding principal balance of that mortgage loan in the form of deferred interest. For any distribution date, the net deferred interest will be deducted from the interest distributions to the certificates as described in this free writing prospectus. For any distribution date the net deferred interest is the excess, if any, of (i) the deferred interest with respect to all mortgage loans for the calendar month prior to that distribution date, over (ii) aggregate amount of principal prepayments in excess of the monthly interest only payment received with respect to all mortgage loans during the applicable period.

Record Date

The business day immediately preceding a distribution date in the case of the LIBOR Certificates or, in the case of the Class R, Class RC and Class RX Certificates or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

Senior Certificates (other than the Class R, Class RC and Class RX
Certificates):

$25,000 and multiples of $1,000 in excess thereof.

Subordinated Certificates:

$100,000 and multiples of $1,000 in excess thereof.

Class R, Class RC and Class RX Certificates:

$100.

Registration of Offered Certificates

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the LIBOR Certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Residual Certificates

Fully registered certificated form. The residual certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for February 26, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-10.

On each distribution date, to the extent funds are available, each class of LIBOR Certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date and any interest carry forward amount, plus, any net rate carryover for that class and any accrued interest on that amount. The residual certificates will not bear interest.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the lesser of (1) the applicable annual rate as described in the table on page S-10 for that class of certificates, and (2) the net rate cap for that distribution date. The net rate cap is a limitation generally based on the lesser of (x) the weighted average mortgage rate of the mortgage loans during the applicable due period, net of any swap payments and swap termination payments payable by the issuing entity to the swap counterparty (other than any swap termination payments due to a swap counterparty trigger event) and (y) the product of (A) the interest funds , net of any swap payments and swap termination payments payable by the issuing entity to the swap counterparty (other than any swap termination payments due to a swap counterparty trigger event) for that distribution date and (B) a fraction the numerator of which is 12 and the denominator of which is the aggregate stated principal balance of the mortgage loans.

The amount of interest distributable on a distribution date with respect to the certificates will be reduced by (x) any net prepayment interest shortfalls and (y) any reductions due to the application of Servicemembers Civil Relief Act and similar state and local laws not covered by excess cashflow.

Interest carry forward amount is interest that was due but not distributed on the prior distribution date. Any interest carry forward amount on the senior certificates will be paid from interest funds and any net swap payments available for that purpose.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool principal balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments in excess of a borrower's fully amortizing payment on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of LIBOR Certificates, any net rate carryover (which is interest due on a prior distribution date that was not paid on a prior distribution date due to the application of the net rate cap) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity from the swap contract in the manner described in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be based on the "interest remittance amount." The interest remittance amount for any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted), in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o     the interest portion of monthly payments on the mortgage loans;

o     interest collected in connection with prepayments of the mortgage loans;

o     interest amounts advanced by the servicer;

o any compensating interest paid by the servicer related to prepayments of the mortgage loans;

o liquidation proceeds of the mortgage loans (to the extent allocable to interest); and

o the lesser of (1) the aggregate amount of principal prepayments of amounts in excess of the monthly interest only payment on the mortgage loans and (2) the deferred interest on the mortgage loans.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts without duplication, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o     the principal portion of monthly payments on the mortgage loans;

o     principal advances by the servicer;

o the excess, if any, of the principal prepayments of amounts in excess of the monthly interest only payment on the mortgage loans over the aggregate deferred interest for that distribution date;

o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

o the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

o liquidation proceeds of the mortgage loans (to the extent allocable to principal);

o     subsequent recoveries; and

o excess cashflow (to the extent available) to maintain the overcollateralization amount as described under "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o     the trustee fee due to the trustee;

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and trustee are entitled to be reimbursed;

o     net swap payment amounts payable to the swap counterparty;

o all prepayment charges (which are distributable only to the Class C Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates."

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, interest funds will be distributed as follows:

      (i) to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty under the swap contract with respect to that distribution date;

      (ii) concurrently, to each class of interest-bearing senior certificates, pro rata based on their respective interest entitlements for that distribution date, current interest and the interest carry forward amount;

      (iii) sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due for each class for that distribution date; and

      (iv) as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

Priority of Principal Distributions

General
-------

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

      o whether a distribution date occurs before or on or after the "stepdown date," which is the earlier of :

            (1) the later of (x) the distribution date in February 2010 and
            (y) the first distribution date on which the senior enhancement percentage is equal to or greater than approximately (a) on any distribution date prior to the distribution date in February 2013, 15.25% and (b) on any distribution date on or after the distribution date in February 2013, 12.20%, and;

            (2) the first distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates has been reduced to zero;

      o whether cumulative losses on the mortgage loans are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

      o whether the rate of delinquencies of the mortgage loans over any sixty day period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will be in effect on any distribution date if either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Effect of the Stepdown Date If a Trigger Event is Not in Effect
---------------------------------------------------------------

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the classes of subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions --Distributions of Principal Distribution Amount" in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

      (i) to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) to the extent those amounts were not paid previously from the interest remittance amount;

      (ii) concurrently, to the Class R, Class RC and Class RX Certificates, pro rata, until their respective class certificate balances are reduced to zero;

      (iii) concurrently, to (x) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in accordance with the allocation method set forth below and (y) the Class A-5 Certificates, pro rata, on the basis of the aggregate class certificate balance in clause (x) and the class certificate balance in clause (y), until their respective class certificate balances are reduced to zero;

      (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

      (v) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

      (i) to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty to the extent those amounts were not paid previously, or were not paid from the interest remittance amount;

      (ii) concurrently in an amount up to the senior principal distribution amount, to (x) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in accordance with the allocation method set forth below and (y) the Class A-5 Certificates, pro rata, on the basis of the aggregate class certificate balance in clause (x) and the class certificate balance in clause (y), until their respective class certificate balances are reduced to zero;

      (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the subordinated class principal distribution target amount for each such class, in each case until its class certificate balance is reduced to zero; and

      (iv) any remainder as part of the excess cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      The allocation method for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is as follows:

o on each distribution date prior to the stepdown date on which a trigger event is in effect, in the following priority:

      1. sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero, and

      2. concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero; provided, however, that if a sequential trigger event is in effect, principal distributions to the Class A-3 and Class A-4 Certificates will be allocated sequentially, to the Class A-3 and Class A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero.

o on each distribution date on or after the stepdown date on which a trigger event is not in effect, in the following priority:

      1. sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero, and

      2. concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

The Swap Contract

The supplemental interest trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap contract with Barclays Bank PLC.

On or prior to each distribution date to and including the swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the product of (a) 5.10% per annum, (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of a 360-day year and the actual number of days that elapsed in the related calculation period) divided by 360. In addition, on or prior to the distribution date to and including the swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of a 360-day year and the actual number of days that elapsed in the related calculation period) divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the interest funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess. Any net payment received by the supplemental interest trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts and net rate carryover on the LIBOR Certificates and to restore and maintain overcollateralization at the required level.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the supplemental interest trust. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $2,005,105, which represents approximately 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is referred to as "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to distribute interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to offset deferred interest, to make net swap payments, to distribute interest on the certificates in the amounts and order described in this free writing prospectus and to pay the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in the amounts, in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

      The amount of any excess interest together with certain amounts of the principal distribution amount not distributed to the certificates on any distribution date will be applied as "excess cashflow" in order to pay principal on the certificates, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following priority:

        (i) to the certificates then entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization in the same priority in which they receive distributions of principal;

        (ii) concurrently to the senior interest-bearing certificates, pro rata, based on their respective amounts of remaining current interest and interest carry forward amount, the remaining current interest and interest carry forward amounts for each such class;

        (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, to pay any remaining current interest for each such class;

        (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, to pay any interest carry forward amounts for each such class;

        (v) concurrently, to the senior interest-bearing certificates, pro rata, to pay any net rate carryover for each such class;

        (vi) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, to pay any net rate carryover for each such class;

        (vii) to the supplemental interest trust to pay any unpaid swap termination payments; and

        (viii) to the Class C and the residual certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority. After the aggregate class certificate balance of the subordinated certificates is reduced to zero, realized losses (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization) will be allocated to the Class A-5 Certificates until its class certificate balance is reduced to zero. Realized losses will not be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the swap contract and the swap account) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the residual certificates, will represent the regular interests in the Master REMIC. The rights of the LIBOR Certificates to receive payments of tax net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). Each class of residual certificates will represent ownership of the residual interest in one or more REMICs described in the pooling and servicing agreement.

The swap contract, the swap account and the supplemental interest trust will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the residual certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfying the requirements of an investor based class exemption, are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                                 The Mortgage Pool


                                                   Mortgage Loans
                                      Mortgage Rates for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
Range of                        Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Mortgage Rates (%)                 Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
4.501 - 5.000 ................         1  $    920,139.37         0.23%  $920,139.37      5.00%       671     61.81%
5.001 - 5.500 ................         5     2,238,589.59         0.56    447,717.92     5.342        727     79.82
5.501 - 6.000 ................        39    16,517,728.43         4.12    423,531.50     5.887        729     72.43
6.001 - 6.500 ................       145    65,412,507.49        16.31    451,120.74     6.385        733     72.28
6.501 - 7.000 ................       361   155,231,712.59        38.71    430,004.74     6.825        718     71.34
7.001 - 7.500 ................       307   111,743,238.40        27.87    363,984.49     7.305        705     72.88
7.501 - 8.000 ................       121    42,170,414.03        10.52    348,515.82     7.757        685     76.24
8.001 - 8.500 ................        19     6,479,310.42         1.62    341,016.34     8.210        688     77.60
8.501 - 9.000 ................         1       280,764.71         0.07    280,764.71     8.625        681     75.00
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.957% per annum.


                                Current Principal Balances for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
Range of Current Mortgage       Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan Principal Balances ($)        Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
0.01 - 50,000.00 .............         1  $     29,100.00         0.01%  $ 29,100.00      7.13%       786     60.00%
50,000.01 - 100,000.00 .......        13       999,681.96         0.25     76,898.61     7.171        730     57.22
100,000.01 - 150,000.00 ......        39     4,976,341.36         1.24    127,598.50     7.058        719     64.10
150,000.01 - 200,000.00 ......        83    14,613,017.07         3.64    176,060.45     7.108        717     66.76
200,000.01 - 250,000.00 ......       105    23,641,080.54         5.90    225,153.15     7.078        718     70.09
250,000.01 - 300,000.00 ......       114    31,361,307.09         7.82    275,099.19     7.106        704     71.39
300,000.01 - 350,000.00 ......       126    40,929,336.57        10.21    324,836.00     7.032        705     73.32
350,000.01 - 400,000.00 ......        87    32,430,094.42         8.09    372,759.71     7.104        710     73.27
400,000.01 - 450,000.00 ......        88    37,128,355.75         9.26    421,913.13     7.062        711     74.95
450,000.01 - 500,000.00 ......        60    28,354,447.77         7.07    472,574.13     6.997        712     74.22
500,000.01 - 550,000.00 ......        73    38,124,165.31         9.51    522,248.84     6.827        714     75.86
550,000.01 - 600,000.00 ......        56    32,125,002.38         8.01    573,660.76     6.857        711     76.06
600,000.01 - 650,000.00 ......        50    31,123,556.45         7.76    622,471.13     6.854        718     76.17
650,000.01 - 700,000.00 ......        32    21,236,424.43         5.30    663,638.26     6.856        711     72.07
700,000.01 - 750,000.00 ......        15    10,914,112.54         2.72    727,607.50     6.952        721     69.84
750,000.01 - 800,000.00 ......        12     9,201,276.40         2.29    766,773.03     6.562        724     71.10
800,000.01 - 850,000.00 ......        11     9,156,728.90         2.28    832,429.90     6.863        735     67.80
850,000.01 - 900,000.00 ......         5     4,322,198.61         1.08    864,439.72     6.858        711     73.93
900,000.01 - 950,000.00 ......         5     4,612,082.13         1.15    922,416.43     6.227        726     67.60
950,000.01 - 1,000,000.00  ...        11    10,760,381.13         2.68    978,216.47     6.716        725     65.71
1,000,000.01 - 1,250,000.00 ..         9     9,581,648.19         2.39   1,064,627.58    6.929        706     64.15
1,250,000.01 - 1,500,000.00 ..         3     3,867,875.53         0.96   1,289,291.84    7.458        735     68.78
1,500,000.01 - 1,750,000.00 ..         1     1,506,190.50         0.38   1,506,190.50    6.750        709     73.17
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $401,396.




                                                        16




                              Original Loan-to-Value Ratios for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
Range of Original               Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Loan-to-Value Ratios (%)           Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
10.01 - 15.00 ................         1  $    177,297.18         0.04%  $177,297.18     6.630%       800     10.83%
20.01 - 25.00 ................         3       300,965.13         0.08    100,321.71     6.454        735     22.71
25.01 - 30.00 ................         6     2,021,416.75         0.50    336,902.79     6.731        690     27.10
30.01 - 35.00 ................        10     1,813,504.77         0.45    181,350.48     7.079        740     33.27
35.01 - 40.00 ................        16     3,922,064.11         0.98    245,129.01     6.754        725     38.36
40.01 - 45.00 ................        15     5,170,133.66         1.29    344,675.58     6.713        727     43.86
45.01 - 50.00 ................        19     6,758,485.69         1.69    355,709.77     6.773        740     47.97
50.01 - 55.00 ................        29    11,600,944.00         2.89    400,032.55     6.891        722     53.17
55.01 - 60.00 ................        49    18,642,355.79         4.65    380,456.24     6.944        716     57.45
60.01 - 65.00 ................        75    31,850,883.09         7.94    424,678.44     6.761        715     63.58
65.01 - 70.00 ................        91    35,999,795.59         8.98    395,602.15     6.907        720     68.57
70.01 - 75.00 ................       152    68,979,680.92        17.20    453,813.69     7.131        700     73.95
75.01 - 80.00 ................       524   211,972,628.83        52.86    404,527.92     6.965        714     79.50
80.01 - 85.00 ................         4       969,662.47         0.24    242,415.62     6.673        696     83.13
85.01 - 90.00 ................         1       110,411.63         0.03    110,411.63     7.125        698     87.01
90.01 - 95.00 ................         4       704,175.42         0.18    176,043.86     6.378        723     94.64
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.61%.


                              Original Term To Stated Maturity for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
Original Term to Stated         Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Maturity (months)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
360 ..........................       999  $400,994,405.03       100.00%  $401,395.80      6.96%       713     72.61%
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========



                            Remaining Terms to Stated Maturity for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
Remaining Terms to Stated       Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Maturity (months)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
353 ..........................         2  $    578,130.92         0.14%  $289,065.46      7.13%       707     75.28%
354 ..........................         3     1,357,086.14         0.34    452,362.05     6.078        717      77.9
355 ..........................         7     3,420,233.84         0.85    488,604.83     6.778        758     72.83
356 ..........................         8     4,805,779.05         1.20    600,722.38     7.316        741     70.48
357 ..........................       183    74,548,450.64        18.59    407,368.58     7.032        708     71.94
358 ..........................       380   151,170,115.32        37.70    397,816.09     6.965        714     73.08
359 ..........................       338   135,870,933.76        33.88    401,985.01     6.937        714     72.55
360 ..........................        78    29,243,675.36         7.29    374,918.91     6.819        712     72.25
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.




                                                        17





                     Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
      Geographic Area              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
Alaska .......................         2  $  1,043,346.79         0.26%  $521,673.40      6.71%       699     71.36%
Alabama ......................         1       165,214.86         0.04    165,214.86     6.875        748     80.00
Arizona ......................        23     9,975,430.76         2.49    433,714.38     7.059        725     74.85
California ...................       596   267,282,819.15        66.65    448,461.11     6.927        716     72.15
Colorado .....................        12     4,261,026.51         1.06    355,085.54     7.098        700     73.61
Connecticut ..................         2       471,576.06         0.12    235,788.03     7.444        673     65.17
District of Columbia .........         1       648,907.77         0.16    648,907.77     7.000        739     74.86
Delaware .....................         1       234,370.19         0.06    234,370.19     5.750        776     63.24
Florida ......................        57    18,662,176.90         4.65    327,406.61     7.001        706     73.41
Georgia ......................        11     3,417,969.04         0.85    310,724.46     6.879        719     78.48
Hawaii .......................        14     6,456,949.54         1.61    461,210.68     6.890        725     71.83
Illinois .....................        26     6,838,445.09         1.71    263,017.12     7.270        698     75.15
Indiana ......................         1       126,570.40         0.03    126,570.40     7.500        671     93.70
Kansas .......................         1        29,100.00         0.01     29,100.00     7.125        786     60.00
Massachusetts ................         4     1,013,906.51         0.25    253,476.63     7.712        680     69.89
Maryland .....................        32    10,888,481.36         2.72    340,265.04     6.962        695     75.50
Maine ........................         3       743,102.22         0.19    247,700.74     7.349        724     79.89
Michigan .....................        29     5,105,058.68         1.27    176,036.51     6.897        766     76.52
Minnesota ....................        11     4,595,693.03         1.15    417,790.28     7.317        723     74.80
Missouri .....................         7       735,914.05         0.18    105,130.58     7.606        726     75.34
Montana ......................         2       440,345.92         0.11    220,172.96     7.787        670     71.97
North Carolina ...............         2       432,639.72         0.11    216,319.86     7.498        705     69.97
Nebraska .....................         1       124,444.59         0.03    124,444.59     6.875        711     80.00
New Jersey ...................        31    11,317,244.70         2.82    365,072.41     6.904        698     67.10
New Mexico ...................         3       891,186.32         0.22    297,062.11     7.713        712     72.89
Nevada .......................        20     6,751,238.53         1.68    337,561.93     6.873        708     76.13
New York .....................        27    10,884,524.77         2.71    403,130.55     7.078        699     72.61
Ohio .........................         1       307,440.84         0.08    307,440.84     7.375        724     78.46
Oregon .......................        14     4,629,004.85         1.15    330,643.20     6.965        698     74.65
Pennsylvania .................         4       736,006.69         0.18    184,001.67     7.281        684     75.05
South Dakota .................         1       448,000.00         0.11    448,000.00     7.000        772     80.00
Tennessee ....................         2       463,788.23         0.12    231,894.12     6.875        730     80.00
Texas ........................         1       217,394.00         0.05    217,394.00     6.375        639     83.51
Utah .........................         2       780,854.31         0.19    390,427.16     7.015        715     80.00
Virginia .....................        22     9,537,113.39         2.38    433,505.15     6.903        692     75.25
Washington ...................        32    10,337,119.26         2.58    323,034.98     7.007        710     69.78
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========





                                                        18



                                    Mortgagors' FICO Scores for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
Range of FICO                   Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
Credit Scores                      Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
620 ..........................         4  $  1,480,527.53         0.37%  $370,131.88     7.250%       620     70.26%
621 - 640 ....................        52    19,227,027.96         4.79    369,750.54     7.244        630     72.60
641 - 660 ....................        77    26,384,321.07         6.58    342,653.52     7.249        651     72.33
661 - 680 ....................       148    55,675,705.05        13.88    376,187.20     7.163        670     74.98
681 - 700 ....................       147    62,127,807.78        15.49    422,638.15     6.989        690     72.55
701 - 720 ....................       146    65,924,343.78        16.44    451,536.60     6.953        710     72.18
721 - 740 ....................       133    55,514,219.46        13.84    417,400.15     6.867        730     73.55
741 - 760 ....................       108    45,247,058.36        11.28    418,954.24     6.825        750     72.85
761 - 780 ....................        98    38,345,200.45         9.56    391,277.56     6.718        771     71.40
781 - 800 ....................        59    22,015,087.98         5.49    373,137.08     6.780        791     67.33
801 - 820 ....................        26     8,890,472.36         2.22    341,941.24     6.659        808     74.59
821 - 840 ....................         1       162,633.25         0.04    162,633.25     7.250        832     39.51
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 713.


                                  Types of Mortgaged Properties for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
       Property Type               Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
Single Family Residence ......       691  $273,864,963.15        68.30%  $396,331.35      6.95%       711     71.71%
Planned Unit Development .....       170    77,319,491.61        19.28    454,820.54     6.920        716     74.78
(PUD)........................
Condominium ..................        92    33,176,655.56         8.27    360,615.82     7.064        725     75.23
Two-to Four-Family Residence .        26     9,912,879.14         2.47    381,264.58     7.162        701     69.83
Townhouse ....................        20     6,720,415.57         1.68    336,020.78     6.888        715     75.70
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========



                                             Purposes of the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
        Loan Purpose               Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
Refinance (Cash Out) .........       542  $205,759,099.38        51.31%  $379,629.33      7.02%       706     69.94%
Refinance (Rate/Term) ........       297   121,473,235.10        30.29    409,000.79     6.897        715     73.94
Purchase .....................       160    73,762,070.55        18.39    461,012.94     6.886        730     77.88
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========





                                                        19



                                        Occupancy Types for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
       Occupancy Type              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
Primary Home .................       933  $380,802,249.79        94.96%  $408,148.18      6.96%       712     73.17%
Investment ...................        55    15,793,752.19         3.94    287,159.13     6.973        743     62.57
Secondary Home ...............        11     4,398,403.05         1.10    399,854.82     6.907        740     60.00
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   Based upon representations of the related mortgagors at the time of origination.


                                     Loan Documentation Type for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
      Type of Program              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
Full/Alternate ...............       106  $ 30,610,546.18         7.63%  $288,778.74     6.862%       713     75.86%
FastForward ..................        31     7,572,726.93         1.89    244,281.51     6.935        764     70.24
Stated Income ................       710   305,962,591.47        76.30    430,933.23     6.960        710     73.73
No Doc .......................       152    56,848,540.45        14.18    374,003.56     7.005        723     65.16
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========


                                           Loan Age for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
     Loan Age (months)             Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
0 ............................        78  $ 29,243,675.36         7.29%  $374,918.91      6.82%       712     72.25%
1 - 5 ........................       916   369,815,512.61        92.22    403,728.73     6.971        713     72.62
6 - 10 .......................         5     1,935,217.06         0.48    387,043.41     6.390        714     77.12
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 2 months.


                                      Prepayment Charge Terms of the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
     Prepayment Charge          Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
       Term (months)               Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
None .........................       200  $ 87,623,868.90        21.85%  $438,119.34     7.100%       715     70.90%
12 ...........................       219   100,416,949.40        25.04    458,524.88     6.985        712     74.42
24 ...........................        59    25,932,986.96         6.47    439,542.15     6.882        709     70.80
36 ...........................       521   187,020,599.77        46.64    358,964.68     6.886        714     72.69
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========




                                                        20



                                         Gross Margins for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
 Range of Gross Margins (%)        Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
2.500 - 2.999 ................       991  $397,863,615.39        99.22%  $401,476.91      6.96%       713     72.59%
3.000 - 3.499 ................         5     1,769,041.34         0.44    353,808.27     7.245        701     70.94
3.500 - 3.999 ................         2       962,748.30         0.24    481,374.15     6.623        786     80.00
5.500 - 5.999 ................         1       399,000.00         0.10    399,000.00     7.125        709     79.96
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.757%.


                              Months to Initial Rate Adjustment Date for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
 Range of Months to Initial     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
      Adjustment Date              Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
21 - 30 ......................         1  $    285,664.89         0.07%  $285,664.89     5.380%       667     78.61%
31 - 40 ......................        87    36,481,723.97         9.10    419,330.16     7.161        712     73.97
51 - 60 ......................       730   297,679,739.29        74.24    407,780.46     6.950        712     72.91
71 - 80 ......................         7     3,737,793.60         0.93    533,970.51     6.896        746     72.88
81 - 90 ......................       174    62,809,483.28        15.66    360,974.04     6.886        716     70.35
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========



                                  Maximum Mortgage Rates for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
  Range of Maximum Mortgage     Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
          Rate (%)                 Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
10.000 - 10.499 ..............         2  $  1,472,139.37         0.37%  $736,069.69     5.090%       707     68.63%
10.500 - 10.999 ..............        21     8,599,330.82         2.14    409,491.94     5.798        726     75.76
11.000 - 11.499 ..............        95    44,265,754.37        11.04    465,955.31     6.221        733     70.82
11.500 - 11.999 ..............       335   145,097,757.23        36.18    433,127.63     6.725        723     71.61
12.000 - 12.499 ..............       288   107,768,722.37        26.88    374,196.95     7.165        706     72.25
12.500 - 12.999 ..............       171    61,236,687.64        15.27    358,109.28     7.494        694     75.29
13.000 - 13.499 ..............        50    17,775,749.49         4.43    355,514.99     7.620        703     75.22
13.500 - 13.999 ..............        30    12,634,613.75         3.15    421,153.79     7.700        693     74.50
14.000 - 14.499 ..............         7     2,143,649.99         0.53    306,235.71     8.226        681     76.51
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately
      12.049%.




                                                        21




                                      Payment Limit for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
     Payment Limit (%)             Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
50 ...........................        74  $ 31,413,821.21         7.83%  $424,511.10     7.130%       707     75.04%
55 ...........................       624   259,458,431.60        64.70    415,798.77     6.946        712     73.88
60 ...........................       262    98,637,751.70        24.60    376,479.97     6.958        718     69.11
65 ...........................        38    11,373,988.89         2.84    299,315.50     6.729        724     67.22
70 ...........................         1       110,411.63         0.03    110,411.63     7.125        698     87.01
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average Payment Limit of the Mortgage Loans was approximately 56.126%.


                                 Negative Amortization Limit for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
 Negative Amortization (%)         Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
110 ..........................       351  $143,975,557.90        35.90%  $410,186.77     6.980%       711     72.53%
115 ..........................       648   257,018,847.13        64.10    396,634.02     6.947        715     72.66
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========



                                Initial Periodic Rate Cap for the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
 Initial Periodic Rate Cap      Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
            (%)                    Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
2.000 ........................        88  $ 36,767,388.86         9.17%  $417,811.24     7.150%       712     74.01%
5.000 ........................       911   364,227,016.17        90.83    399,810.12     6.938        713     72.47
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========
------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.725%.



                                                        22


                                   Subsequent Periodic Rate Cap for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
  Subsequent Periodic Rate      Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
          Cap (%)                  Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
2.000 ........................       999  $400,994,405.03       100.00%  $401,395.80      6.96%       713     72.61%
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========


                                       Origination Channel for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Weighted
                                                            Percent of                           Weighted   Average
                                  Number        Aggregate    Aggregate       Average  Weighted    Average  Original
                                      of        Principal    Principal       Current   Average       FICO  Loan-to-
                                Mortgage          Balance      Balance     Principal  Mortgage     Credit     Value
    Origination Channel            Loans      Outstanding  Outstanding       Balance      Rate      Score     Ratio
------------------------------  --------  ---------------  -----------   -----------  --------   --------  --------
Correspondent ................       278  $109,690,360.80        27.35%  $394,569.64     7.070%       719     71.10%
Consumer Direct ..............        13     6,039,514.69         1.51    464,578.05     6.758        700     69.49
Mortgage Professionals .......       708   285,264,529.54        71.14    402,916.00     6.919        711     73.26
                                --------  ---------------  -----------
    Total.....................       999  $400,994,405.03       100.00%
                                ========  ===============  ===========



                                                        23

                        Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the LIBOR Certificates will represent the rights to receive certain payments from a trust referred to as the supplemental interest trust, the primary asset of which will be the supplemental interest trustee's rights under the Swap Contract.

      The Mortgage Pass-Through Certificates, Series 2007-FLX1 will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class R, Class RC, Class RX, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 Certificates and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class C Certificates (which are sometimes referred to in this free writing prospectus as the "private certificates") are not offered by this free writing prospectus.

      When describing the offered certificates in this free writing prospectus, we use the following terms:

          Designation                                     Classes of Certificates
-------------------------------  ---------------------------------------------------------------------------
      Senior Certificates         Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class R, Class
                                                        RC and Class RX Certificates

   Subordinated Certificates      Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                                       M-7 and Class M-8 Certificates

      LIBOR Certificates             Senior Certificates (other than the Residual Certificates) and the
                                                         Subordinated Certificates

     Offered Certificates                     LIBOR Certificates and the Residual Certificates

     Residual Certificates                      Class R, Class RC and Class RX Certificates

The certificates are generally referred to as the following types:

                  Class                                                  Type
-----------------------------------------  ---------------------------------------------------------------------
Class A-1 Certificates:                             Senior/Super Senior/ Floating Pass-Through Rate

Class A-2 Certificates:                             Senior/Super Senior/ Floating Pass-Through Rate

Class A-3 Certificates:                             Senior/Super Senior/ Floating Pass-Through Rate

Class A-4 Certificates:                             Senior/Super Senior/ Floating Pass-Through Rate

Class A-5 Certificates:                               Senior/ Support/Floating Pass-Through Rate

Class R, Class RC and Class RX                                   Senior/REMIC Residual
   Certificates:

Subordinated Certificates:                              Subordinate/ Floating Pass-Through Rate

Class C Certificates:                                         Residual/Prepayment Charges


      The Class C Certificates are not offered by this free writing prospectus. The Class C Certificates will not bear interest. The Class C Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates. The Class C

Certificates will also be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the Offered Certificates are set forth on the cover page of this free writing prospectus.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

      o all amounts previously distributed to holders of certificates of that class as distributions of principal,

      o with respect to each class of subordinated certificates and the Class A-5 Certificates, the amount of Applied Realized Loss Amounts allocated to that class,

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates

      The Offered Certificates (other than the Residual Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Residual Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 for the senior certificates (other than the Residual Certificates) and of $100,000 for the subordinated certificates and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only

Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class C Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Swap Account

      The trustee, in its capacity as trustee of the supplemental interest trust (the "supplemental interest trust" and the trustee, in such capacity, the "supplemental interest trustee"), will establish and maintain one account as part of the supplemental interest trust, the Swap Account (the "Swap Account") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty.

      With respect to each Distribution Date, the trustee will deposit into the Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that

Distribution Date) that are to be remitted to the supplemental interest trustee for payment to the Swap Counterparty or any amounts received from the Swap Counterparty, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposit to the Swap Account described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Swap Account for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty.

Investments of Amounts Held in Accounts

      The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described in this free writing prospectus.

      The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      The Distribution Account, Swap Account and Carryover Reserve Fund. Funds in the Distribution Account, the Swap Account and the Carryover Reserve Fund will not be invested.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    Type / Recipient (1)                         Amount                       General Purpose
---------------------------  -------------------------------------------- ---------------------
Fees

Servicing Fee / Servicer       0.3750% per annum of the Stated Principal   Compensation
                               Balance of each Mortgage Loan (3)


                               o    Prepayment Interest Excess
Additional Servicing                                                       Compensation
Compensation / Servicer
                               o    All late payment fees,
                                    assumption fees and other similar      Compensation
                                    charges (excluding prepayment
                                    charges)

                               o    All investment income earned on
                                    amounts on deposit in the              Compensation
                                    Certificate Account.

                               o    Excess Proceeds (5)
                                                                           Compensation


Trustee Fee / Trustee          0.0075% per annum of the Stated Principal   Compensation
                               Balance of each Mortgage Loan

Expenses

Insurance expenses / Servicer  Expenses incurred by the Servicer           Reimbursement of
                                                                           Expenses




    Type / Recipient (1)                      Source (2)                       Frequency
---------------------------  -------------------------------------------- --------------------
Fees

Servicing Fee / Servicer     Interest collected with respect to each        Monthly
                             Mortgage Loan and any Liquidation Proceeds
                             or Subsequent Recoveries that are allocable
                             to accrued and unpaid interest (4)

Additional Servicing         Interest collections with respect to certain   Time to time
Compensation / Servicer      Mortgage Loans prepaid in full

                             Payments made by obligors with respect to      Time to time
                             the Mortgage Loans



                             Investment income related to the Certificate   Monthly
                             Account


                             Liquidation Proceeds and Subsequent            Time to time
                             Recoveries

Trustee Fee / Trustee        Interest Remittance Amount                     Monthly


Expenses

Insurance expenses /         To the extent the expenses are covered by an   Time to time
Servicer                     insurance policy with respect to the
                             Mortgage Loan


                                                                                31

    Type / Recipient (1)                         Amount                       General Purpose
---------------------------  -------------------------------------------- ---------------------
Advances / Servicer            To the extent of funds available, the       Reimbursement of
                               amount of any Advances.                     Expenses




Indemnification expenses /     Amounts for which the seller, the           Indemnification
the Seller, the Servicer,      Servicer, the NIM Insurer and the
the Depositor and the NIM      depositor are entitled to
Insurer                        indemnification(7)


    Type / Recipient (1)                       Source (2)                       Frequency
---------------------------   -------------------------------------------- --------------------
Advances / Servicer           With respect to each Mortgage Loan, late       Time to time
                              recoveries of the payments of the costs and
                              expenses, Liquidation Proceeds, Subsequent
                              Recoveries, purchase proceeds or repurchase
                              proceeds for that Mortgage Loan (6)

Indemnification expenses /    Amounts on deposit on the Certificate          Time to time
the Seller, the Servicer,     Account on any Distribution Account Deposit
the Depositor and the NIM     Date, following the transfer to the
Insurer                       Distribution Account



(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

H(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in February 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class C Certificates.

      The "Interest Remittance Amount" for any Distribution Date is equal to:

            (a)   the sum, without duplication, of:

                  (1) all interest on the Mortgage Loans due on the related
            Due Date and received on or prior to the related Determination Date, less the Servicing Fees,

                  (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

                  (3) all advances relating to interest in respect of the
            Mortgage Loans,

                  (4) amounts paid by the Servicer in respect of Compensating
            Interest, and

                  (5) liquidation proceeds on the Mortgage Loans received
            during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date,

            plus

            (c) the lesser of (i) the Principal Prepayment Amount for that Distribution Date and (ii) Deferred Interest for that Distribution Date.

      The "Principal Remittance Amount" for any Distribution Date is equal to the following (but not less than zero):

            (a)   the sum, without duplication, of:

                  (1) the principal collected or advanced on the Mortgage
            Loans with respect to the related Due Date and any principal prepayments not constituting Net Prepayments,

                  (2) the Net Prepayments for that Distribution Date;

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date;

                  (4) any Substitution Adjustment Amounts in respect of
            Mortgage Loans, and

                  (5) all liquidation proceeds in respect of Mortgage Loans
            (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period minus

            (b) all non-recoverable advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      General. On each Distribution Date, the interest distributable with respect to the LIBOR Certificates is the Current Interest for that Distribution Date and, in the case of the senior interest-bearing certificates, any Interest Carry Forward Amount for that Distribution Date. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions" and from Net Swap Payments available for that purpose as described under "--The Swap Contract--Distributions from the Swap Account." The Residual Certificates will not bear interest.

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions" and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

      Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

      (i) to the Swap Account, the amount of any Net Swap Payment and Swap Termination Payments (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty under the Swap Contract with respect to that Distribution Date;

      (ii) concurrently, to each class of senior interest-bearing certificates, pro rata, based on the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date, the unpaid Current Interest and the Interest Carry Forward Amount for each such class;

      (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for each such class and that Distribution Date; and

      (iv) for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization Provisions" below, any such Interest Funds remaining undistributed for that Distribution Date.

      Pass-Through Rates. The classes of certificates will have the respective pass-through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.
      -------------------

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

      (1) one-month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period, and

      (2) the Net Rate Cap for that Distribution Date.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates                            Pass-Through Margin
---------------------------                            -------------------
                                                       (1)              (2)
                                                     ------           ------
Class A-1...................................         0.100%           0.200%
Class A-2...................................         0.180%           0.360%
Class A-3...................................         0.250%           0.500%
Class A-4...................................         0.270%           0.540%
Class A-5...................................         0.260%           0.520%
Class M-1...................................         0.360%           0.540%
Class M-2...................................         0.380%           0.570%
Class M-3...................................         0.400%           0.600%
Class M-4...................................         0.460%           0.690%
Class M-5...................................         0.570%           0.855%
Class M-6...................................         1.100%           1.650%
Class M-7...................................         1.250%           1.875%
Class M-8...................................         1.250%           1.875%

..----------

(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

      Definitions Related to Interest Calculations.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the expense fee rate.

      The "Available Funds Rate" for each Distribution Date is a per annum rate adjusted to an actual/360 rate and equal to the product of (x) the Interest Funds minus any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments due to a Swap Counterparty Trigger Event), if any, for that Distribution

Date and (y) a fraction the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

      "Current Interest," with respect to each class of LIBOR Certificates and each Distribution Date, is (x) the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date minus (y) the Net Interest Shortfalls allocated to that class.

      The "Interest Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the day preceding that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

      "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the sum of :

      (i) the excess of:

            (a) Current Interest for that class with respect to prior Distribution Dates, over

            (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

      (ii) interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of LIBOR Certificates.

      The "Interest Funds" for any Distribution Date are equal to the Interest Remittance Amount minus the Trustee Fee for that Distribution Date.

      The "net prepayment interest shortfall" with respect to any Distribution Date is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

      The "Net Interest Shortfall" with respect to any Distribution Date is equal to the sum of:

            o any net prepayment interest shortfalls for that Distribution Date and

            o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction to the extent not covered by Excess Cashflow.

      The "Net Rate Cap" for any Distribution Date and any class of LIBOR Certificates is the lesser of (x) the Net WAC Cap Rate and (y) the Available Funds Rate.

      The "Net Rate Carryover" for a class of Offered Certificates on any Distribution Date is the excess of:

            (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over

            (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,

      plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

      The "Net WAC Cap Rate" for each Distribution Date is the product of (A) the excess of (x) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over the (y) any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments due to a Swap Counterparty Trigger Event), if any, divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) multiplied by 12 and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period.

      The "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

      "Weighted Average Adjusted Net Mortgage Rate" for each Distribution Date is the average of the Adjusted Net Mortgage Rates on the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

      Net Deferred Interest

      With respect to each Mortgage Loan and each related Due Date, "Deferred Interest" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment made for such Due Date. This excess may occur because interest accrued at the mortgage rate may be greater than the minimum monthly payment due, resulting in negative amortization.

      With respect to each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of the Deferred Interest that accrued on the Mortgage Loans as described above, over the Principal Prepayment Amount for that Distribution Date. For each Distribution Date, the "Principal Prepayment Amount" is equal to the sum of all voluntary principal prepayments in excess of the Interest Only Payment received on the Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications in lieu of refinancing. For any Distribution Date, the "Net Prepayments" are equal to the excess, if any, of the (i) Principal Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

Principal

      Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date is required to be distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) as follows until such Principal Distribution Amount has been fully distributed:

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:

            (i) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Remittance Amount;

            (ii) concurrently, to the Class R, Class RC and Class RX Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            (iii) concurrently, to (x) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in accordance with the Allocation Method, and (y) the Class A-5 Certificates, pro rata, on the basis of the aggregate Class Certificate Balance in clause (x) and the Class Certificate Balance in clause (y), until their respective Class Certificate Balances are reduced to zero;

            (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

            (v) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect in the following priority:

            (i) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Remittance Amount;



            (ii) concurrently, in an amount up to the Senior Principal Distribution Amount for that Distribution Date, to (x) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in accordance with the Allocation Method, and (y) the Class A-5 Certificates, pro rata, on the basis of the aggregate Class Certificate Balance in clause (x) and the Class Certificate Balance in clause (y), until their respective Class Certificate Balances are reduced to zero;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

            (iv) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

The "Allocation Method" for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is as follows:

o On each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, the following priority:

      1. sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and

      2. concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances have been reduced to zero; provided, however, that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3 and Class A-4 Certificates will be allocated sequentially, to the Class A-3 and Class A-4 Certificates, in that order, until their respective class certificate balances have been reduced to zero.

o On each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the following priority:

      1. sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and

     2. concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances have been reduced to zero.

      Definitions Related to Principal Distributions.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and
(ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs and increased by any Deferred Interest added to the principal balance on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

      The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from January 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date is sum of (i) the (a) Principal Remittance Amount for that Distribution Date, minus (b) the Overcollateralization Release Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

      "Senior Principal Distribution Amount" for any Distribution Date on or after the Stepdown date (and so long as no Trigger Event is in effect), an amount equal to the lesser of: (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to that Distribution date over (b) the lesser of (x) the product of (1) 84.75% for any Distribution Date prior to the Distribution Date in February 2013 and 87.80% for any Distribution Date on or after the Distribution Date in February 2013 and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date related to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), less the OC floor.

      "Subordinated Class Principal Distribution Target Amount" for any class of subordinated certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for that Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date minus the OC Floor;

      provided, however, that if such class of subordinated certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

                                        Initial Target             Stepdown Target            Stepdown Target
                                        Subordination               Subordination              Subordination
                                          Percentage                Percentage (1)            Percentage (2)
                                     --------------------     ------------------------   ----------------------
Class M-1......................              4.90%                     87.75%                     90.20%
Class M-2......................              3.70%                     90.75%                     92.60%
Class M-3......................              3.20%                     92.00%                     93.60%
Class M-4......................              2.70%                     93.25%                     94.60%
Class M-5......................              2.20%                     94.50%                     95.60%
Class M-6......................              1.70%                     95.75%                     96.60%
Class M-7......................              1.20%                     97.00%                     97.60%
Class M-8......................              0.50%                     98.75%                     99.00%
--------
(1)   For any Distribution Date occurring on or after the Distribution Date occurring in February 2010 and prior to the Distribution Date occurring in February 2013.
(2)   For any Distribution Date occurring on or after the Distribution Date occurring in February 2013.

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralization Amount. The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date is the lesser of (i) the excess of (x) the Interest Remittance Amount for that Distribution Date over (y) the aggregate amount of Current Interest and Interest Carry Forward Amount for that Distribution Date and (ii) the Overcollateralization Deficiency Amount for that Distribution Date.

      "OC Floor" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

      "Overcollateralization Target Amount" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date prior to the Distribution Date in February 2013, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Distribution Date in February 2013, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds
(y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

      "Overcollateralization Release Amount" means with respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (x) the Excess Overcollateralization Amount for that Distribution Date and (y) the Principal Remittance Amount for that Distribution Date.

      "Excess Overcollateralization Amount" with respect to any Distribution Date will equal the excess, if any, of the Overcollateralized Amount on that Distribution Date over the Overcollateralization Target Amount on that Distribution Date

      "Stepdown Date" is the earlier to occur of (x) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (y) the later to occur of (i) the Distribution Date in February 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is equal to or greater than approximately (a) on any Distribution Date prior to the Distribution Date in February 2013, 15.25% and (b) on any Distribution Date on or after the Distribution Date in February 2013, 12.20%.

      A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      A "Sequential Trigger Event" is in effect on any Distribution Date if, before the Distribution Date in March 2010, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the prior calendar month divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds 0.40%, or if, on or after the Distribution Date in March 2010, a Trigger Event is in effect.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40.00% of the Senior Enhancement Percentage for such Distribution Date.

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the subordinated certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

            (2) the denominator of which is the Pool Principal Balance for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.

      A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                                  Percentage
-----------------                                  ----------
February 2009 - January 2010..................     0.200% with respect to February 2009, plus an additional
                                                   1/12th of 0.200% for each month thereafter through January 2010

February 2010 - January 2011..................     0.400% with respect to February 2010, plus an additional



                                      41


                                                   1/12th of 0.300% for each month thereafter through January 2011

February 2011 - January 2012..................     0.700% with respect to February 2011, plus an additional
                                                   1/12th of 0.350% for each month thereafter through January 2012

February 2012 - January 2013..................     1.050% with respect to February 2012, plus an additional
                                                   1/12th of 0.350% for each month thereafter through January 2013

February 2013- January 2014...................     1.400% with respect to February 2013, plus an additional
                                                   1/12th of 0.150% for each month thereafter through January 2014

February 2014 and thereafter..................     1.550%

      "Unpaid Realized Loss Amount" means for any class of Subordinated Certificates and the Class A-5 Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      The "Rolling Sixty Day Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Overcollateralization Provisions

      The Weighted Average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity and any Net Swap Payments payable to the Swap Counterparty. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the Interest Funds remaining after the distribution of interest to the holders of the certificates for that Distribution Date as described under "--Interest" above and (ii) any remaining Principal Distribution Amount for that date after distributions to the holders of the certificates as described under "--Principal" above.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

            (1) concurrently to the certificates then entitled to receive principal on that Distribution Date to the extent necessary to maintain or restore the required level of overcollateralization in the same priority in which they receive distributions of principal;

            (2) concurrently to the Senior Certificates, pro rata, based on their respective amounts of remaining current interest and interest carry forward amount, the remaining Current Interest and Interest Carry Forward Amount for each such class;

            (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M 5, Class M 6, Class M-7 and Class M-8 Certificates, in that order, to pay any remaining Current Interest for each such class;

            (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M 5, Class M 6, Class M-7 and Class M-8 Certificates, in that order, to pay any Interest Carry Forward Amount for each such class;

            (5) concurrently, to the classes of Senior Certificates (other than the Residual Certificates), pro rata, to pay any Net Rate Carryover for each such class;

            (6) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M 5, Class M 6, Class M-7 and Class M-8 Certificates, in that order, to pay any Net Rate Carryover for each such class;

            (7) to the supplemental interest trust to pay any unpaid Swap Termination Payments due to a Swap Counterparty Trigger Event; and

            (8) to the Class C and the Residual Certificates, as specified in the pooling and servicing agreement.

The Swap Contract

      DBNTC, as supplemental interest trustee on behalf of the supplemental interest trust will enter into an interest rate swap transactions, as evidenced by a confirmation (the "Swap Contract") with the Swap Counterparty, for the benefit of the LIBOR Certificates. The supplemental interest trustee and the Swap Counterparty will also enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), and Schedule (the "Schedule") and Credit Support Annex (the "Credit Support Annex") thereto (collectively, the "ISDA Master Agreement"). The Swap Contract is subject to certain ISDA definitions.

      On or prior to each Distribution Date through and including the Distribution Date in January 2012 (the "Swap Contract Termination Date"), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

            (a)   a fixed rate of 5.10% per annum,

            (b)   250,

            (c)   the Swap Contract Notional Balance for that Distribution
      Date and

            (d) the number of days in the related calculation period (calculated on the basis of a 360-day year and the actual number of days that elapsed in the related calculation period) divided by 360.

      In addition, on or prior to each Distribution Date to and including the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

            (a)   One-Month LIBOR (as determined by the Swap Counterparty),

            (b)   250,

            (c)   the Swap Contract Notional Balance for that Distribution
      Date and

            (d) the number of days in the related calculation period (calculated on the basis of a 360-day year and the actual number of days that elapsed in the related calculation period) divided by 360.

      The "Swap Contract Notional Balance" for each Distribution Date is as described in the following table (the "Swap Table").

    Month of Distribution          Swap Contract
            Date                Notional Balance ($)
-----------------------------  ---------------------
March 2007                            1,537,571.34
April 2007                            1,481,321.79
May 2007                              1,427,130.48
June 2007                             1,374,921.70
July 2007                             1,324,622.55
August 2007                           1,276,162.84
September 2007                        1,229,474.93
October 2007                          1,184,493.73
November 2007                         1,141,156.51
December 2007                         1,099,402.88
January 2008                          1,059,174.67
February 2008                         1,020,415.86
March 2008                              983,072.51
April 2008                              947,092.64
May 2008                                912,426.22
June 2008                               879,025.04
July 2008                               846,842.68
August 2008                             815,834.44
September 2008                          785,957.24
October 2008                            757,169.62
November 2008                           729,431.63
December 2008                           702,704.80
January 2009                            676,952.06
February 2009                           652,137.72
March 2009                              628,227.42
April 2009                              605,188.03
May 2009                                582,987.66
June 2009                               561,595.59
July 2009                               540,981.28
August 2009                             521,117.24
September 2009                          501,976.04
October 2009                            483,531.21
November 2009                           465,757.29
December 2009                           448,618.36
January 2010                            432,093.51
February 2010                           416,166.75
March 2010                              400,805.07
April 2010                              386,002.92
May 2010                                371,739.78
June 2010                               357,883.70
July 2010                               344,518.26
August 2010                             331,553.66
September 2010                          319,068.15
October 2010                            307,043.72
November 2010...........                295,463.48
December 2010...........                284,290.34
January 2011............                273,529.49
February 2011...........                263,126.14
March 2011..............                253,108.90
April 2011..............                243,441.25
May 2011................                234,133.03
June 2011...............                225,169.22
July 2011...............                216,538.64
August 2011.............                208,228.83
September 2011..........                200,227.83
October 2011............                192,523.88
November 2011...........                185,106.15
December 2011...........                177,897.20
January 2012............                170,901.23
February 2012 and
thereafter..............                         0

      Net Swap Payments; Application of Net Swap Payments

      With respect to the Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described above over the payment that it is entitled to receive from that other party as also described in the two preceding subsections.

      In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and Swap Contract, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as described under clause (1) under "--Interest" above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account.

      In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the amount of such Swap Termination Payment will be paid as and when described under clause (8) under "--Overcollateralization Provisions" above.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the supplemental interest trustee will deposit such payment into the Swap Account. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates and (b) any Net Rate Carryover with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date, as well as
(d) the lesser of (x) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date and (y) the cumulative amount of Realized Losses allocated to the certificates. Any portion of any Net Swap Payment not withdrawn by the supplemental interest trustee from the Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Swap Account for distribution to the LIBOR Certificates on future Distribution Dates for the purposes described in this paragraph.

      Distributions From the Swap Account

      On each Distribution Date, following the distributions of Excess Cashflow described under " --Overcollateralization Provisions," the supplemental interest trustee shall distribute any amounts on deposit in the Swap Account in the following amounts and order of priority:

                  (1) to the Swap Counterparty, any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments due to a Swap Counterparty Trigger Event);

                  (2) concurrently, to the classes of senior interest-bearing certificates, any Current Interest and Interest Carry Forward Amount remaining unpaid, pro rata based on their respective entitlements;

                  (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any Current Interest remaining unpaid for such class;

                  (4) to the class or classes of certificates then entitled to receive distributions in respect of principal, any remaining Overcollateralization Deficiency Amount;

                  (5) sequentially to , to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Interest Carry Forward Amount for each such class;

                  (6) concurrently, to the classes of senior certificates, pro rata, based on their entitlements to any remaining Net Rate Carryover for each such class;

                  (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any remaining Net Rate Carryover for each such class;

                  (8) to the Swap Counterparty, any Swap Termination Payments owed due to a Swap Counterparty Trigger Event or because the Swap Counterparty is the sole affected party; and

                  (9) to the holders of the Class C Certificates, any remaining amounts in the Swap Account.

      Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clause (4) above shall not, on any Distribution Date, exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

      Early Termination of the Swap Contract; Swap Termination Payments

      The Swap Contract will be subject to early termination upon an event of default or a termination event under the Swap Contract. Events of default under the Swap Contract include, among other things:

o failure to make a payment due under the Swap Contract, one business day after notice of such failure is received,

o  certain insolvency or bankruptcy events, and

o a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Termination events under the Swap Contract include, among other things:

o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Contract),

o a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

o a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

      In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement). These Additional Termination Events will occur under the Swap Contract if:

o there is an amendment to the pooling and servicing agreement that could reasonably be expected to materially adversely affect the Swap Counterparty that is made without the prior written consent of that Swap Counterparty;

o the rating, by any Rating Agency, of the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Swap Counterparty Rating Downgrade") as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral in the amount and at the times required under the Credit Support Annex; or

o the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating
   Agency, if applicable.

      "Swap Counterparty Trigger Event" means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

      A "Swap Termination Payment" is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract and such amount is not sufficient to procure a replacement swap contract, that Swap Termination Payment will be deposited in the Swap Account and distributed to the holders of the classes of LIBOR Certificates on future Distribution Dates to pay amounts as discussed above under "--Net Swap Payments; Application of Net Swap Payments and Distributions From the Swap Account."

      Additional Matters Regarding the Swap Contract

      The certificates do not represent an obligation of the Swap Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under the Swap Contract and will not have any right to proceed directly against the Swap Counterparty or the supplemental interest trustee in respect of their obligations under either the Swap Contract.

      The Swap Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Determination of LIBOR

      LIBOR applicable to an Interest Accrual Period for the LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period will be calculated in accordance with the method described in prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.32%.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1 and Class A-5 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

      No Realized Losses will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates. However, investors in this class should note that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios, there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of this class of certificates all principal and interest amounts to which they are entitled.

Relief Act Reductions

      On any Distribution Date, any Relief Act Reductions will be allocated first to Excess Cashflow on the Mortgage Loans for the related Distribution Date and thereafter as a reduction of Current Interest for the LIBOR Certificates, pro rata, on the basis of the respective amounts of interest accrued on those certificates for that Distribution Date. The LIBOR Certificates will not be entitled to reimbursement for the allocation of any Relief Act Reductions described in the preceding sentence.

Residual Certificates

      The Residual Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of each Class of Residual Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Residual Certificates.